SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 7, 2006

Date of Report (Date of earliest event reported)

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Brownsville Road

South Park, Pennsylvania 15129

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 854-6719

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2006, the Compensation Committee of the Board of Directors (the “Board”) of CNX Gas Corporation (the “Company”) approved certain short-term incentive compensation awards for certain individuals, including those executive officers of the Company that the Company expects to be included in the Company’s proxy statement related to the 2006 Annual Meeting of Stockholders (the “Named Executive Officers”). The Compensation Committee authorized the payment of annual incentive (i.e., bonus) awards to employees of the Company, including the following payments to each of the Named Executive Officers in respect of the year ended December 31, 2005: Nicholas J. DeIuliis ($700,000), Ronald E. Smith ($470,250), Gary J. Bench ($133,650) and Stephen W. Johnson ($133,650). The amount of bonus paid was based on a pre-established percentage of base salary multiplied by a performance score, which was determined based on an evaluation of corporate and individual performance for 2005. The evaluation of corporate performance included evaluation of the performance of both CONSOL Energy Inc. and the Company.

Also on February 7, 2006, the Compensation Committee approved and recommended and the Board approved and adopted a short-term incentive program for 2006. In connection with this program, the Compensation Committee and the Board determined that a threshold level of net income must be achieved for incentive payments to be made pursuant to the program. If the threshold level of net income is achieved, incentive payments will be paid with respect to the program-fiscal-year 2006 based on: (1) corporate performance criteria consisting of (a) safety, (b) unit cost and (c) production; and (2) the achievement of individual performance goals. The actual bonuses earned by the Company’s Named Executive Officers are then determined by comparing (1) the Company’s actual performance during fiscal year 2006 against the target performance goals for each of the above mentioned criteria and (2) the employee’s actual performance against his or her individual performance goals. Payments will be between 70% of target and 200% of target for the unit cost and production performance criteria, either 0% or 200% for the safety performance criteria, and between 70% and 200% of target for the individual performance goals, in each case, depending on actual performance. The weighted average achievement of all three criteria will then be multiplied by each employee’s target bonus level to calculate the actual bonus earned by that employee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis, President and Chief Executive Officer

Dated: February 10, 2006